UNITED VENTURES GROUP, INC.
                                       AND
                                  SUBSIDIARIES


                         REPORT ON AUDIT OF CONSOLIDATED
                              FINANCIAL STATEMENTS


                                   YEARS ENDED
                           DECEMBER 31, 1999 AND 1998

                  UNITED VENTURES GROUP, INC. AND SUBSIDIARIES
                  --------------------------------------------

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                                                                        PAGE
                                                                       NUMBER
                                                                       ------

    Independent Auditors' Report                                         F-2

    Consolidated Financial Statements:

        Balance Sheet                                                    F-4

        Statements of Operations                                         F-5

        Statements of Stockholders' Equity (Deficit)                     F-6

        Statements of Cash Flows                                         F-7

        Notes to Financial Statements                                F8 - F16

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Board of Directors and Stockholders
United Ventures Group, Inc.
Long Island City, New York

       We have audited the accompanying consolidated balance sheet of United Ventures Group, Inc. and Subsidiaries as of December 31, 1999 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Ventures Group, Inc. and Subsidiaries as of December 31, 1999 and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998 in conformity with generally accepted accounting principles.

       As discussed in Note 4 to the financial statements, United Ventures Group, Inc. and subsidiaries have reserved $1,840,000 of accounts receivable as allowance for doubtful accounts, since they were deemed uncollectible. If any collection is received subsequent to December 31, 1999, they will be recorded as income. Furthermore, non-trade receivables of $3,000,000 have also been written-off.

       The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements the Company has a working capital and stockholders' deficiency of approximately $1,376,000 and $831,000, respectively at December 31, 1999, and has incurred significant recurring operating losses which raise substantial doubt about its ability to continue as a going concern without the raising of additional debt and/or equity financing to fund operations. Management's plans in regard to these matters are described in Note
3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                          /s/Feldman Sherb Horowitz & Co., P.C.
                                          -------------------------------------
                                             Feldman Sherb Horowitz & Co., P.C.
                                             Certified Public Accountants


New York, New York
June 5, 2000

                           UNITED VENTURES GROUP, INC.
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                December 31, 1999


                                     ASSETS
                                     ------


CURRENT ASSETS:
Cash                                                                        $            97,465
Accounts receivable-net of allowance for doubtful
  accounts of $ 1,840,000                                                             3,972,855
Inventories                                                                           8,285,730
                                                                            -------------------
   TOTAL CURRENT ASSETS                                                              12,356,050

PROPERTY AND EQUIPMENT, net                                                             273,303

OTHER ASSETS :
Deferred financing cost                                                                 551,354
Other                                                                                    17,625
                                                                            -------------------
                                                                            $        13,198,332
                                                                            ===================

                    LIABILITIES AND STOCKHOLDERS' DEFICIT
                    -------------------------------------

CURRENT LIABILITIES:
Accounts payable and accrued expenses                                       $         1,740,366
Loans payable                                                                         4,310,688
Convertible debentures                                                                1,300,000
Notes payable - financial institutions                                                6,380,538
                                                                            -------------------
   TOTAL CURRENT  LIABILITIES                                                        13,731,592

DUE TO STOCKHOLDERS                                                                     297,636

STOCKHOLDERS' DEFICIT :
Common Stock, $.001 par value  - 35,000,000 shares authorized,
  24,930,992 shares issued and outstanding                                               24,931
Preferred stock, $.001 par value - 5,000,000 shares authorized,
  200,000 Series A shares issued and outstanding                                            200
Additional paid-in capital                                                           10,520,067
Stock subscription receivable                                                          (957,578)
Deferred compensation expense                                                          (136,667)
Accumulated deficit                                                                 (10,281,849)
                                                                            -------------------
  TOTAL STOCKHOLDERS' DEFICIT                                                          (830,896)
                                                                            -------------------
                                                                            $        13,198,332
                                                                            ===================

                        See notes to consolidated financial statements

                                                UNITED VENTURES GROUP, INC.
                                                     AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                   Year ended December 31,
                                                                                   -----------------------
                                                                                 1999                      1998
                                                                           ------------------  -----------------
Net sales                                                                $         8,580,670 $       10,564,598

Cost of goods sold                                                                 8,355,358          7,165,065
                                                                           ------------------  -----------------

Gross profit                                                                         225,312          3,399,533

Selling, general and administrative expenses                                       1,706,549          2,920,953

Bad debts                                                                          4,165,058          3,192,050
                                                                           ------------------  -----------------

Loss from operations                                                              (5,646,295)        (2,713,470)

Interest expense                                                                     312,616          1,094,959
Interest expense - Non-cash                                                        2,494,147              -
                                                                           ------------------  -----------------

Income (loss) before extraordinary items                                          (8,453,058)        (3,808,429)

Extraordinary items - loss on early
extinguishment of debt, net of taxes                                                  640,402            58,613
                                                                           ------------------  -----------------

Net loss                                                                 $        (9,093,460)$       (3,867,042)
                                                                           ==================  =================

Pro forma net loss (unaudited):
       Historical income before income taxes and extraordinary items     $        (8,453,058)$       (3,808,429)
       Historical income taxes                                                          -                 -
       Pro forma income taxes (unaudited)                                               -                 -
                                                                           ------------------  -----------------
       Pro forma loss before extraordinary income (unaudited)                     (8,453,058)        (3,808,429)
       Extraordinary item net of pro forma tax benefit (unaudited)                   640,402             58,613
                                                                           ------------------  -----------------
Pro forma net loss (unaudited)                                           $        (9,093,460)$       (3,867,042)
                                                                           ==================  =================

Basic and diluted pro forma net loss per common share (unaudited):
       Before extraordinary item                                         $             (1.27)$            (2.45)
       Extraordinary item                                                              (0.10)             (0.04)
                                                                           ------------------  -----------------
       Pro forma net loss                                                $             (1.37)$            (2.49)
                                                                           ==================  =================

Weighted average common shares outstanding                                         6,643,326          1,555,488
                                                                           ==================  =================

                 See notes to consolidated financial statements


                                                                         UNITED VENTURES GROUP, INC.
                                                                              AND SUBSIDIARIES
                                                               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                                        Common Stock         Preferred Stock, Series A
                                                      ($.001 par value)         ($.001 par value)           Additional
                                                      ----------------           ----------------             Paid-In
                                                   Shares         Amount        Shares         Amount         Capital
                                                   ------         ------        ------         ------         -------
Balance, December 31, 1997                           702,350            702          -             -          7,399,298

   Issuance of common stock pursuant to
     acquisition                                   3,750,000          3,750          -             -             (3,750)

   Cancellation of common stock                     (699,218)          (699)         -             -                699

   Sale of common stock                              646,878            647          -             -            649,353

   Forgiveness of notes payable by stockholders         -             -              -             -            500,000

   Officers' compensation contributed to capital        -             -              -             -            454,000

   Interest expense due shareholders                    -             -              -             -             38,373

   Net loss                                             -             -              -             -               -

   Termination of S Corporation status                  -             -              -             -         (2,531,002)
                                                 ------------  -------------  ------------  -------------   ------------
Balance, December 31, 1998                         4,400,010          4,400             -              -      6,506,971

   Issuance of stock                              20,350,982         20,351       200,000            200      1,634,727

   Issuance of common stock for compensation         100,000            100             -              -        204,900

   Amortization of deferred compensation                   -              -             -              -              -

   Issuance of common stock for financing             80,000             80             -              -        208,420

   Issuance of warrants                                    -              -             -              -      1,349,286

   Subscription received                                   -              -             -              -              -

   Beneficial conversion features
   of convertible debentures                               -              -             -              -        132,000

   Officers' compensation contributed to capital           -              -             -              -        454,000

   Interest due to shareholders contributed to             -              -             -              -         29,763
    capital
   Net loss                                                -              -             -              -              -
                                                 ------------  -------------  ------------  -------------   ------------
Balance, December 31, 1999                        24,930,992 $       24,931       200,000 $          200  $  10,520,067
                                                =============  =============  ============  =============   ============

                                                      Subscription  Accumulated     Deferred     Stockholders'
                                                        Receivable      deficit      Compensation    Equity
                                                        ----------      -------      ------------    ------
Balance, December 31, 1997                                     -          147,651           -        7,547,651

   Issuance of common stock pursuant to
     acquisition                                               -             -              -             -

   Cancellation of common stock                                -             -              -             -

   Sale of common stock                                    (250,000)         -              -          400,000

   Forgiveness of notes payable by stockholders                -             -              -          500,000

   Officers' compensation contributed to capital               -             -              -          454,000

   Interest expense due shareholders                           -             -              -           38,373

   Net loss                                                    -       (3,867,042)          -       (3,867,042)

   Termination of S Corporation status                         -        2,531,002              -             -
                                                        ------------  ------------   ------------  ------------
Balance, December 31, 1998                                 (250,000)   (1,188,389)                   5,072,982

   Issuance of stock                                       (957,578)            -                      697,700

   Issuance of common stock for compensation                   -             -          (205,000)            -

   Amortization of deferred compensation                       -             -            68,333        68,333

   Issuance of common stock for financing                      -             -                 -       208,500

   Issuance of warrants                                        -             -                 -     1,349,286

   Subscription received                                    250,000          -                 -       250,000

   Beneficial conversion features
   of convertible debentures                                   -             -                 -       132,000

   Officers' compensation contributed to capital               -             -                 -       454,000

   Interest due to shareholders contributed to                 -             -                 -        29,763
    capital
   Net loss                                                    -       (9,093,460)             -    (9,093,460)
                                                        ------------  ------------   ------------  ------------
Balance, December 31, 1999                            $    (957,578)$ (10,281,849) $    (136,667)$    (830,896)
                                                        ============  ============   ============  ============

                 See notes to consolidated financial statements

                                  UNITED VENTURES GROUP, INC.
                                        AND SUBSIDIARIES
                             CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      Year ended December 31,
                                                                      -----------------------
                                                                      1999              1998
                                                                      ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES :
    Net loss                                                     $  (9,093,460)    $  (3,867,042)
                                                                   ------------      ------------
    Adjustment to reconcile net income to net cash
    provided by (used in) operating activities:
      Depreciation                                                     319,326           447,648
      Amortization                                                     117,048           325,451
      Bad debts                                                      4,165,058         3,192,050
      Officers' compensation                                           454,000           454,000
      Imputed interest on loan from shareholders                       238,263            38,373
      Interest expenses on conversion benefit                          132,000                 -
      Amortization of deferred compensation                             68,333                 -
      Extinguishment of debt                                           640,402                 -
      Write-off of deferred financing and offering costs               460,530           159,672
    Change in assets and liabilities;
      Increase in accounts receivable                               (3,006,264)         (444,508)
      (Increase) decrease in inventories                             3,005,219          (368,156)
      Decrease in prepaid expenses                                       2,613            97,247
      Increase in accounts payable and accrued expenses                889,078           209,199
                                                                   ------------      ------------
         Total adjustments                                           7,485,606         4,110,976
                                                                   ------------      ------------
Net cash provided by (used in) operating activities                 (1,607,854)          243,934
                                                                   ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES :
      Acquisition of property and equipment                                  -           (90,229)
                                                                   ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Repayment of notes payable - financial institutions            (1,036,816)           -
      Repayment of notes payable - line of credit                            -          (756,312)
      Repayment of notes payable - term loan                                 -          (320,831)
      Proceeds from convertible debentures                             997,000
      Proceeds from loans payable                                    1,310,688            -
      Increase (decrease) in cash overdraft                           (146,065)          146,065
      Stock subscription received                                      250,000
      Proceeds from issuance of stock                                  697,700           400,000
      Borrowings from (repayment to) stockholders                     (380,216)          383,731
                                                                   ------------      ------------
Net cash (used in) provided by financing activities                  1,692,291          (147,347)
                                                                   ------------      ------------

Net increase in cash                                                    84,437             6,358

Cash - beginning of year                                                13,028             6,670
                                                                   ------------      ------------

Cash - end of year                                               $      97,465     $      13,028
                                                                   ============      ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION :
      Interest paid                                              $     312,616     $   1,055,328
                                                                   ============      ============
      Taxes paid                                                 $       3,596     $      14,248
                                                                   ============      ============

OFFICERS' COMPENSATION CONTRIBUTED TO CAPITAL                    $     454,000     $     454,000
                                                                   ============      ============

IMPUTED INTEREST ON LOANS  AND CONVERTIBLE DEBENTURES            $   1,078,998     $      38,373
                                                                   ============      ============

NON-CASH FINANICING AND INVESTING ACTIVITIES:
      Write-off of deferred financing and offering costs         $     460,530     $     159,672
                                                                   ============      ============
      Increase in deferred financing costs                             708,884                 -
                                                                   ============      ============
      Forgiveness of notes payable by related party              $           -     $     500,000
                                                                   ============      ============

                         See notes to consolidated financial statements

                  UNITED VENTURES GROUP, INC. AND SUBSIDIARIES
                  --------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------

                           DECEMBER 31, 1999 AND 1998
                           --------------------------

1.      THE COMPANY
        -----------

         United Ventures Group, Inc. ("UVGI"), formerly known as Travelnet International, Corp., was organized in May 1996. In 1998, UVGI discontinued its operations as a tour organizer and changed its name to United Ventures Group, Inc.

         In October 1998, UVGI acquired all of the issued and outstanding shares of Shilaat Corp. ("Shilaat"), a New York shell corporation formed on August 1998, which acquired all of the shares of Jarnow Corporation ("Jarnow"), a company which was incorporated in 1993 and manufactures and distributes gold jewelry, in exchange for 3,750,000 shares of UVGI's common stock (the "Exchange"). The Exchange was completed pursuant to the Stock Exchange Agreement between UVGI, Shilaat and Odyssey Acquisition Corp, in which 1,500,000 shares were issued to
         Odyssey Acquisition Corp, which owned 40% of Shilaat and 2,250,000 shares were issued to the two other stockholders who owned the remaining 60% of Shilaat. The Exchange has been accounted for as a reverse acquisition under the purchase method for business combinations.

         Hereinafter, UVGI, Shilaat, and Jarnow are collectively referred to as the "Company".

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

         Use of Estimates - The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Inventories - Inventories consisting mainly of gold are stated at the lower of cost, determined by the first-in first-out method, or market.

         Allowance for Doubtful Accounts and Returns - Provisions for losses on accounts receivable are made in amounts required to maintain an adequate allowance for doubtful accounts. Accounts receivables are written off against such allowance when it is determined by the Company that collection will not be received.

         Property and Equipment - Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over their estimated useful lives of 5 years. Depreciation expense for December 31, 1999 and 1998 is $ $319,326 and $447,648, respectively.

         Income Taxes - Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns.

         Impairment of Long-Lived Assets - The Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. At December 31, 1999, the Company believes that there has been no impairment of its long-lived assets.

         Fair Value of Financial Instruments - The carrying amounts reported in the balance sheet for cash, receivables, and accounts payable approximate their fair market value based on the short-term maturity of these instruments.

         New Accounting Pronouncement - The Company will adopt Statement of Financial Accounting Standard No. 133 ("SFAS No. 133"), "Accounting for Derivative Instruments and Hedging Activities" as amended by SFAS No. 137 for the year ended December 31, 2000. SFAS No. 133 establishes a new model for accounting for derivatives and hedging activities and supersedes and amends a number of existing standards. The application of the new pronouncement is not expected to have a material impact on the Company's financial statements.

         Earnings Per Share - The Company has adopted the provisions of Financial Accounting Standards No. 128, "Earnings Per Share". Basic earnings per share is based on the weighted average number of shares outstanding. Potential common shares included in the computation of diluted earnings per share are not presented in the financial statements as their effect would be anti-dilutive.

         Stock based compensation - The Company accounts for stock transactions in accordance with APB Opinion No. 25, "Accounting For Stock Issued To Employees." In accordance with Statement of Financial Accounting Standards No. 123 (SFAS 123"), "Accounting For Stock - Based Compensation," the Company adopted the pro forma disclosure requirements of SFAS 123.

         Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany transactions and balances have been eliminated.

3.       BASIS OF PRESENTATION
         ---------------------

         The Company has a working capital and stockholders' deficiency of approximately $1,376,000 and $831,000 respectively at December 31, 1999, and has incurred significant recurring operating losses which raise substantial doubt about its ability to continue as a going concern without the raising of additional debt and/or equity financing to fund operations. Management is actively pursuing new debt and/or equity financing and continually evaluating the Company's profitability, however any results of their plans and actions cannot be assured. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

4.       ALLOWANCE FOR DOUBTFUL ACCOUNTS
         -------------------------------

         The Company determined that for December 31, 1999, $1,840,000 of its accounts receivable were uncollectible and fully reserved them as an allowance for doubtful accounts. Collections received subsequent to December 31, 1999, will be recorded as income. Furthermore, non-trade receivables of $3,000,000 have also been written-off to bad debt expense.

5.       PROPERTY AND EQUIPMENT
         ----------------------

         Property and equipment at December 31, 1999 consists of the following:

            Factory machinery and equipment                      $2,040,648
            Furniture and fixtures                                   27,781
            Leasehold improvements                                   43,267
            Computer software                                       194,004
            Computer equipment                                      126,554
                                                          ------------------
                                                                  2,432,254

            Less : Accumulated depreciation                       2,158,951
                                                          ------------------
                                                                 $  273,303

                                                          ==================

         Substantially,   all  of  the  Company's  property  and  equipment  are
         collateral for its debt obligations.

6.       GOODWILL - NET
         --------------

         Goodwill of $1,627,261 relates to the prior years' acquisition by Jarnow of stock and assets of other companies and has been fully amortized.

         Amortization expense of goodwill amounted to $117,048 and $325,451 for the years ended December 31, 1999 and 1998 respectively.

7.       LOANS PAYABLE
         -------------

         During the year ended December 31, 1999, the Company borrowed money from unrelated third parties on an informal basis. Such loans have been classified as current. Imputed interest at a rate of 10% per annum has been accrued on the outstanding loan balances.

8.       NOTE PAYABLE
         ------------

         In June 1998, the Company entered into a financing agreement with a financial institution ("Finance Company") which provided initial funding of $6,500,000 based upon certain levels of accounts receivable, inventory and equipment, and secured by the Company's assets. The proceeds of this loan were used to repay the Company's existing line of credit and term loan with a bank. Additional advances were made to the Company based on additional sales and other requirements, as defined. In September 1999, the Company entered into an arrangement with the Finance Company to settle the obligation by executing the following:
         (i) the issuance of a $2,000,000 note payable to the Finance Company with an annual interest rate of 10% due September 2000 and guaranteed by the principal shareholders of the Company; (ii) the payment of $500,000 (see below), and (iii) the transfer of the remaining balance of the existing line of credit at September 30, 1999 of $3,477,460, to the principal shareholders of the Company.

         Concurrent with the above financing, the Company entered into a separate financing agreement with another financial institution which provided for payment of $500,000 to the Finance Company. Funds are advanced directly to the Company based on sales and levels of accounts receivable, as defined, and collateralized by the Company's assets. Such advances bear interest at the rate of 10% per annum. As of December 31, 1999 the amount owed under such loan is $963,551.

         On April 5, 2000 a settlement agreement was reached in consideration for the Finance Company canceling: (a) a Term Promissory Note dated September 30, 2000, in the original principal amount of $2,000,000, from Jarnow to the Finance Company; and (b) a Term Promissory Note dated September 30, 2000, in the original principal amount of $3,477,460 (the "Jarnow Note"), from principal shareholders of the Company to the Finance Company by the Company making the following payments and accepting certain covenants.

         a) Jarnow made a payment of $1,200,000 to the Finance Company in immediately available funds.

         b) Principal shareholders of the Company will assign the Jarnow Note to the Finance Company. Finance Company will cancel the Jarnow Note in return for the principal shareholders of the Company's covenant not to receive any consideration whatsoever in connection with this transaction and the canceling of the Jarnow Note.

         c) Finance Company and Company will amend the existing Warrants (see Note 13) to provide for Finance Company's right to purchase a maximum of four million shares of the Company common stock at a price of $.001 per share, and Finance Company shall exercise such right by tendering payment of $4,000. Finance Company will retain all other existing rights under the Warrants (i.e., piggy-back registration rights), except as modified by point "d" below.

         d) Finance Company shall not retain its existing anti-dilution rights under the Warrant, and shall not have the right under the Warrant or otherwise to buy additional shares at any set price, other than the same right as members of the general public to purchase such shares as may become available through the public markets at the prevailing price; and

         e) Finance Company will return to the principal shareholders of the Company all previously pledged shares of the Company, and will release and return all corporate and personal guaranties and pledge agreements of any nature.

         As  a  result  of  this   settlement  the  Company  will  recognize  an
         extraordinary gain from the extinguishment of debt of $4,216,987 less the value assigned to the warrants of $1,000,000.

9.       UNPAID PAYROLL TAXES
         --------------------

         The Company has been delinquent on its payment of payroll taxes aggregating approximately $189,482 at December 31, 1999. The Company has reached an agreement for a payment plan with the Internal Revenue Service and as of April 25, 2000 has fully satisfied this obligation.

10.      DUE TO STOCKHOLDERS
         -------------------

         Money  due  to  stockholders  in  the  aggregate   amount  of  $297,636
         represents advances from stockholders of the Company. Interest is imputed on such loans at the rate of 10% per annum.

11.      COMMITMENTS AND CONTINGENCIES
         -----------------------------

         The Company leases space for its administrative offices, showrooms and its manufacturing facility on a month to month basis. The Company is currently negotiating a lease for new premises of approximately 8,000 square feet for $20,000 per month.

         For the years ended December 31, 1999 and 1998, the Company incurred total rent expenses amounting to $150,992 and $118,377 respectively.

         The Company is involved in various following lawsuits and claims:

         a) The Company is one of several defendants in a case filed on December 27, 1999, collectively alleging various causes of action which, in summary, alleges that, in connection with a New Jersey real estate transaction that occurred in the later part of 1993, the Company and/or its principals were the recipients of certain sums of money that were initially fraudulently obtained (by a third-party) from complainant. The petition seeks damages in the amount of $6,200,000.

                  On or about March 3, 2000, the Company, its principals and certain other defendants filed a motion to dismiss the Petition for lack of subject matter jurisdiction. No decision has been rendered on this motion. At this incipient stage of the litigation it is too premature to evaluate the likelihood of an unfavorable outcome in the event this matter should go to trial or the likelihood of a favorable settlement prior to trial. The foregoing notwithstanding, management and the principals are of the belief that at least fifty-percent of the six million dollars in damages sought by the complainant are susceptible to dismissal by motion for summary judgement prior to completion of discovery and significantly before trial.

         b) On or about February 4, 2000 a Preliminary Order of forfeiture (the "Order") was filed by the US government pursuant to a Special Verdict of Forfeiture rendered by the jury. The Company is among the sixty-two items/entities listed in the Order to which the government asserts an entitlement and/or (undefined) ownership interest. Pursuant to the Order, the Company has thirty days from the final date of publication of the notice in a newspaper or receipt of actual notice from the government, by which to file a petition asserting claims to any right title or interest in the properties listed in the order.

                  Management will timely file a Petition establishing the Company's prior right, title and interest to Jarnow Corporation, and will vigorously contest the (as of yet) undisclosed/unarticulated allegations underlying the Order. At this time it is premature to proffer an evaluation of the likelihood of an unfavorable outcome or to estimate the amount or range of potential loss.

        The Company believes that the disposition of these matters will not have a material adverse effect on the Company's financial position and intends to vigorously defend its position.

12.      ECONOMIC DEPENDENCY AND CREDIT RISK
         -----------------------------------

         The Company's net sales derived 10% from customers were as follows:

                                1999         1998
                                ----         ----
                A               16%          12%
                B               13%          27%
                C               10%

13.      STOCKHOLDERS' EQUITY
         --------------------

         Common Stock and Preferred Stock :
         ----------------------------------

         In January 2000, the Company approved an amendment to its Article of Incorporation to raise the authorized shares of its common stock to 125,000,000 shares of which 120,000,000 shall be designated as common stock with a par value of $.001 per share, and 5,000,000 shall be designated as preferred stock with a par value of $.001 per share.

         In March 1999, the Company issued 200,000 shares of Series A Preferred Stock at $.001 per shares to two of the Company's principal shareholders, which gave them 54% of the votes on any matter that requires a vote of shareholders.

         Convertible Debentures:
         ----------------------

         In January 1999, the Company authorized the issuance of up to $10,000,000 of convertible debentures.

         In April 1999, the Company entered into a Securities Purchase Agreement ("Agreement") for the sale of debentures for an aggregate purchase price of $1,300,000. Such debentures are due in 2002 and bear an interest rate of 8% per annum. The debentures are convertible into shares of the Company's common stock based on the lower of $ 2.318 or 70% of the market price of the Company's common stock at the time of conversion. The net proceeds from this agreement were $997,000.

         Pursuant to the Agreement, the Company agreed to issue warrants to purchase up to 300,000 shares of the Company's common stock at $.70 per share and up to 1,114,285 shares at $3.325 per share.

         In September 1999, the Company issued warrants (the "Warrants") to the financial institution described in Note 6 to purchase 645,501 shares of the Company's common stock at $.01 per share. The warrants were issued in connection with the settlement of debt described in Note 8 and will expire in September 2004.

         On February 1, 2000, the Company converted $100,000 debentures to 1,359,148 shares and on February 8, 2000, debentures for $591,760 were converted to 5,995,541 shares.

         In May 2000, the Company entered into a settlement agreement for the remaining balance of the obligation to the financial institution by paying back $650,000 within thirty days of execution of the settlement agreement. Contemporaneously with the delivery of the

         $650,000, the Company shall issue lender 1,000,000 warrants to purchase common stock of the Company at $.23 per warrant. The warrants shall expire three years from the date of execution of the settlement agreement and otherewise be governed by the same term as those found in the earlier warrants issued to them in April, 1999.

         Stock Warrants:
         ---------------

         In Fiscal Year 1999, the Company issued 2,059,786 warrants. The Company recognized compensation cost for the warrants issued of $798,000. The following table summarizes information about stock warrants at December 31, 1999:

                                                       Warrants Outstanding and Exercisable
                                      ----------------------------------------------------------------------------
          Range of Exercise Price      Number Outstanding   Remaining Contractual Life     Average Exercise Price
         ---------------------------  ------------------------------------------------    ------------------------
           $.01-$3.00                        2,059,786                   2                           $1.90

         Stock Option Plan:
         ------------------

         In December 1998, The Company approved the establishment of a stock option plan for the issuance of 600,000 shares of its common stock. At December 31, 1999 there were no options outstanding.

         Deferred Compensation:
         ----------------------

         During the year ended December 31, 1999 an advisory fee was paid to consultants retained by the Company to provide certain advisory services via the issuance of 100,000 common shares. The common shares were valued at their approximate fair market value on the dates of issuance less 20% discount.

         Stock subscription receivable:
         ------------------------------

         During the year ended December 31, 1999 the Company sold 12,852,237 shares of common stock for which money is not yet received.

14.      INCOME TAXES
         ------------

         The Company accounts for income taxes under the provisions of SFAS 109. SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. At December 31,

         1999, the Company had net deferred tax assets of approximately $2,400,000. The Company has established a valuation allowance for the full amount of such deferred tax assets at December 31, 1999, as management of the Company has not been able to determine that it is more likely than not that the deferred tax assets will be realized.

         The following table reflects the Company's deferred tax assets and (liabilities) at December 31, 1999:


Net operating loss deduction                                 $2,400,000
Valuation allowance                                          (2,400,000)
                                                          -------------
Net deferred asset                                           $    --
                                                          =============

         The provision for income taxes (benefits) differs from the amount computed by applying the statutory federal income tax rate to income loss before income taxes as follows:

                                                                   1999                1998
                                                                   ----                ----

    Income tax (benefit) computed at statutory rate            $(2,100,000)          $(415,000)
    Effect of permanent differences                                875,000             415,000
    Tax benefit not recognized                                  (1,225,000)           -
                                                         -------------------  ------------------
    Provision for income taxes (benefit).                $           -        $        -
                                                         ===================  ==================

         The  net  operating  loss   carryforward   at  December  31,  1999  was
         approximately $7,000,000 and expires in the years 2012 to 2019.

15.      SUBSEQUENT EVENTS
         -----------------

         On April 11, 2000, United Ventures Group, Inc., ("UVGI") completed a merger with Advanced Ceiling Supplies Corp. ("ACSC"). The transaction was consummated pursuant to a share purchase agreement that was entered into by and among UVGI, a Delaware corporation, ACSC, a Colorado corporation and certain shareholders of ACSC. ACSC was subsequently merged with and into UVGI.

                            PRO FORMA FINANCIAL DATA

         INTRODUCTION

                  The following financial data is based upon the historical financial statements of United Ventures Group, Inc. ("UVGI" or the "Company") and has been prepared to illustrate the effects on such historical data of the Advanced Ceiling Supplies Corp. ("ACSC") acquisition. The unaudited pro forma consolidated balance sheet as of March 31, 2000 gives effect to the ACSC acquisition as if such transaction had been completed on March 31, 2000.

                  The pro forma financial data is provided for comparative purposes only and does not purport to represent the actual financial position of the Company that actually would have been obtained if the ACSC acquisition had been consummated on the date specified.

                  The pro forma financial data are based on certain assumptions and adjustments described in the notes thereto and should be read in conjunction therewith.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                              AS OF MARCH 31, 2000

                                                              Historical                           Pro Forma
                                                 -------------------------------------   -------------------------------

                                                                         Advanced         Adjustments (A)  As Adjusted
                                                  United Ventures        Ceiling
                                                   Group, Inc.        Supplies Corp.
                                                 -----------------   -----------------   ---------------   -------------
Current assets:
     Cash                                      $          398,337  $              205  $       (200,000) $      198,542
     Cash - Escrow                                      1,200,000                                             1,200,000
     Accounts receivable, net                           4,392,016                                             4,392,016
     Inventory                                          6,408,001                                             6,408,001
     Prepaid expenses                                      10,961                                                10,961
                                                 -----------------   -----------------   ---------------   -------------
Total current assets                                   12,409,315                 205          (200,000)     12,209,520

Property and equipment, net                               238,303                                               238,303

Other Assets:
Deferred financing cost                                   492,281                                               492,281
Other                                                      17,625                                                17,625
                                                 -----------------   -----------------   ---------------   -------------

Total assets                                   $       13,157,524  $              205  $       (200,000) $   12,957,729
                                                 =================   =================   ===============   =============

Current liabilities:
     Accounts payable and accrued expenses     $        1,650,321                                             1,650,321
     Loans payable                                      4,180,688                                             4,180,688
     Convertible debentures                               608,240                                               608,240
     Notes payable - financial institution     $        5,714,958  $                   $                 $    5,714,958
                                                 -----------------   -----------------   ---------------   -------------
Total current liabilities                              12,154,207                                            12,154,207
                                                 -----------------   -----------------   ---------------   -------------

Due from shareholder                                      381,728                                               381,728

Stockholders' equity:
     Common stock, $.001 par value
     35,000,000 shares authorized, 51,974,393
     (actual) and 52,374,393 (pro forma)
     shares issued and outstanding                         51,974                 300               100          52,374
     Preferred stock, $.001 par value - 5,000,000
       shares authorised, 200,000 Series A shares             200                                                   200
       issued and outstanding
     Additional paid-in capital                        11,624,702                              (200,195)     11,424,507
     Stock subscription receivable                       (799,996)                                             (799,996)
     Deferred compensation expense                        (85,418)                                              (85,418)
     Accumulated deficit                              (10,169,873)                (95)               95     (10,169,873)
                                                 -----------------   -----------------   ---------------   -------------
Total stockholders' equity                                621,589                 205          (200,000)        421,794
                                                 -----------------   -----------------   ---------------   -------------
Total liabilities and stockholders'
     equity                                    $       13,157,524  $              205          (200,000) $   12,957,729
                                                 =================   =================   ===============   =============

       See notes to unaudited pro forma consolidated financial statements

               UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT

                              AS OF MARCH 31, 2000

                                                                 Historical                           Pro Forma
                                                      ---------------------------------     -----------------------------

                                                                            Advanced         Adjustments     As Adjusted
                                                      United Venture         Ceiling
                                                       Group, Inc.       Supplies, Inc.
                                                      --------------     --------------      ------------    --------------
Net sales                                          $        3,448,850  $                  $                $     3,448,850

Cost of goods sold                                          2,586,638                                            2,586,638
                                                      --------------     --------------      ------------    --------------
Gross profit                                                  862,213                                              862,213

Selling, general and administrative expenses                  357,403                                              357,403
                                                      --------------     --------------      ------------    --------------
Income from operations                                        504,810                                              504,810

Interest expense                                               47,412                                               47,412
Interest expense - Non-Cash                                   345,422                                              345,422
                                                      --------------     --------------      ------------    --------------
Net income                                         $          111,976  $                  $                $       111,976
                                                      ==============     ==============      ============    ==============

        See notes to unaudited pro forma consolidated financial statements
                                      F-19

                          NOTES TO UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS

1. The following unaudited pro forma adjustments are included in the unaudited pro forma balance sheet at March 31, 2000:

         To record the acquisition of ACSC by UVGI.

         On April 11, 2000, UVGI completed the acquisition of ACSC under an agreement dated as of April 3, 2000. As part of the acquisition, the UVGI acquired 666 shares of ACSC's common stock in exchange for 400,000 shares of the capital stock of UVGI and $200,000 in cash. As a result of this transaction, the UVGI received 100% of the total outstanding common stock of ACSC, and at the completion of the transaction there were 52,374,393 shares of common stock of UVGI issued and outstanding. ACSC was merged with and into UVGI on April 7, 2000.


                                      F-20